-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


                             JANUARY 28, 1997
             Date of Report (Date of earliest event reported)


                          INDEPENDENT BANKSHARES, INC.
           (Exact name of Registrant as specified in its charter)


           TEXAS                       0-10196                  75-1717279
(State of Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)           Identification No.)


            547 CHESTNUT STREET
              P.O. BOX 3296
              ABILENE, TEXAS                                      79604
(Address of principal executive offices)                        (Zip Code)


                               (915) 677-5550
             Registrant's telephone number, including area code)


                               NOT APPLICABLE
        Former name or former address, if changed since last report)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On January 28, 1997, Independent Bankshares, Inc. (the "Company") consummated the acquisition (the "Acquisition") of Crown Park Bancshares, Inc., a Texas corporation ("Crown Park"), and its wholly owned subsidiary bank, Western National Bank, Lubbock, Texas ("Western National"), for an aggregate cash consideration of $7,510,000, which was paid to the shareholders of Crown Park.

     The merger consideration was initially $7,425,000, but was adjusted to increase by the amount of interest earned on the merger consideration from December 1, 1996 through January 27, 1997 at a rate equal to the 26-week United States Treasury Bill rate plus 2% (i.e., $85,000). The aggregate merger consideration included $143,000 that was paid to Crown Park's financial advisor. On the closing date, Crown Park was merged with and into a wholly owned subsidiary of the Company and Western National was merged with and into First State Bank, N.A., Abilene, the Company's subsidiary bank ("First State, N.A., Abilene").

     To obtain funding for the Acquisition, simultaneous with the closing, the Company consummated an underwritten public offering of 275,000 shares of its common stock at a price of $14.25 per share (the "Offering"). The Company borrowed $800,000 from Boatmen's First National Bank of Amarillo ("BFNBA") to finance the remaining cost of acquiring Crown Park. The terms provide that this loan will accrue interest at a floating per annum rate equal to BFNBA's base rate plus one-half percent, principal and interest will be payable on demand, but if no demand is made, at maturity and the loan will mature on April 23, 1997. The loan is secured by a pledge of all of the stock of Independent Financial Corp., an intermediate holding company, and First State, N.A., Abilene. Other loan provisions, include limitations on additional debt, purchases and sales of assets, and acquisitions and mergers, dividend restrictions if total debt to BFNBA exceeds $1,200,000 and certain financial covenants (minimum capital of $12,500,000 for the Company and $11,500,000 for First State, N.A., Abilene; minimum capital to assets ratios for the Company and First State, N.A., Abilene of 6.5% for the first two years and 7.0% thereafter; nonperforming loans to total loans and nonperforming assets to total loan ratios for First State, N.A., Abilene of 1.5% and 2.0%, respectively; and minimum net income after tax for First State, N.A., Abilene of $70,000 quarterly). The loan agreement provides that at maturity, BFNBA will renew the note into a term note in an amount not to exceed the then current outstanding balance. As currently contemplated, the term note would be payable over seven years in annual principal installments with interest payable quarterly.

     Western National is a community bank that offers interest and noninteresting-bearing depository accounts, and makes consumer and commercial loans. At the date of Acquisition, on a consolidated basis, Crown Park had total assets of $60,420,000, total loans, net of unearned income, of $41,688,000, total deposits of $53,618,000 and stockholders' equity of $4,251,000.

     The Company intends to increase the profitability of Western National by expanding its loan portfolio and deposit base. The Company believes enhanced marketing efforts, expanded loan and deposit products and increased employee training and personal attention to customers will fuel this growth. The Company also believes that savings can be realized in the area of noninterest expenses through consolidation of operations. In addition to the immediate increase in asset size and the potential for improved future profitability, the Acquisition will allow the Company to expand its market area into what it believes are desirable banking locations. This expansion will increase the geographic diversity of the Company's loan portfolio which is expected to decrease the Company's overall lending risks.

     No material relationship exists between Crown Park and the Company or any of its affiliates, any directors or officers of the Company, or any associate of any such director or officer.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial statements of business acquired

                          CROWN PARK BANCSHARES, INC.

                          CONSOLIDATED BALANCE SHEETS

                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

                                  (UNAUDITED)

                                                    SEPTEMBER 30, DECEMBER 31,
                                                        1996          1995
                                                    ------------  ------------
                                    ASSETS

Cash and due from banks...........................  $  2,832,000  $  2,693,000
Federal funds sold................................     1,375,000     7,275,000
Investment securities.............................             0
  Securities held to maturity, fair value of
    $6,413,000 at September 30, 1996, and
    $9,974,000 at December 31, 1995...............     6,424,000     9,968,000
  Securities available for sale, at fair value....     5,243,000     4,325,000
Loans, net........................................    38,289,000    32,515,000
Accrued interest receivable.......................       491,000       508,000
Bank premises and equipment, net..................     2,373,000     2,358,000
Other real estate owned...........................       290,000       335,000
Other assets......................................       208,000       208,000
                                                    ------------  ------------
TOTAL ASSETS......................................  $ 57,525,000  $ 60,185,000
                                                    ------------  ------------
                                                    ------------  ------------

                     LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Noninterest bearing demand deposits.............  $  9,194,000  $ 11,045,000
  Interest bearing deposits.......................    41,508,000    42,721,000
                                                    ------------  ------------
    Total deposits................................    50,702,000    53,766,000
  Accounts payable and accrued liabilities........       244,000       210,000
  Notes payable...................................     2,094,000     2,111,000
  Deferred federal income tax.....................       167,000        83,000
                                                    ------------  ------------
    Total liabilities.............................    53,207,000    56,170,000
                                                    ------------  ------------

STOCKHOLDERS' EQUITY
  Common stock....................................       952,000       952,000
  Capital surplus.................................       965,000       965,000
  Retained earnings...............................     2,407,000     2,073,000
  Unrealized gain (loss) on investment securities
    available for sale, net of applicable deferred
    federal income taxes..........................        (6,000)       25,000
                                                    ------------  ------------
    Total stockholders' equity....................     4,318,000     4,015,000
                                                    ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........  $ 57,525,000  $ 60,185,000
                                                    ------------  ------------
                                                    ------------  ------------

                          CROWN PARK BANCSHARES, INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995

                                  (UNAUDITED)

                                                     NINE-MONTH PERIOD ENDED
                                                          SEPTEMBER 30,
                                                    --------------------------
                                                        1996          1995
                                                    ------------  ------------
INTEREST INCOME
  Interest and fees on loans......................  $  2,528,000  $  2,396,000
  Interest on investment securities...............       613,000       639,000
  Interest on federal funds sold..................       139,000       211,000
                                                    ------------  ------------
    Total interest income.........................     3,280,000     3,246,000
                                                    ------------  ------------

INTEREST EXPENSE
  Interest on deposits............................     1,343,000     1,287,000
  Interest on long-term debt......................       136,000       149,000
                                                    ------------  ------------
    Total interest expense........................     1,479,000     1,436,000
                                                    ------------  ------------
  NET INTEREST INCOME.............................     1,801,000     1,810,000
Provision for loan losses.........................       135,000       202,000
                                                    ------------  ------------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN
    LOSSES........................................     1,666,000     1,608,000
                                                    ------------  ------------
OTHER INCOME
  Service charges.................................       220,000       248,000
  Other operating income..........................       139,000       175,000
                                                    ------------  ------------
    Total other income............................       359,000       423,000
                                                    ------------  ------------
OTHER EXPENSE
  Salaries and benefits...........................       719,000       741,000
  Net occupancy expense of bank premises..........       110,000       100,000
  Equipment expense...............................       101,000        99,000
  FDIC assessments................................         2,000        65,000
  Other operating expenses........................       592,000       455,000
                                                    ------------  ------------
    Total other expense...........................     1,524,000     1,460,000
                                                    ------------  ------------
      EARNINGS BEFORE INCOME TAXES................       501,000       571,000
Provision for income taxes........................       159,000       187,000
                                                    ------------  ------------
      NET EARNINGS................................  $    342,000  $    384,000
                                                    ------------  ------------
                                                    ------------  ------------

                          CROWN PARK BANCSHARES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1996 AND 1995

                                  (UNAUDITED)

                                                        1996          1995
                                                    ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings....................................  $    342,000  $    384,000
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
    Depreciation..................................       107,000       114,000
    Provision for losses on loans.................       135,000       202,000
    Writedown of other real estate owned..........         8,000             0
    Amortization of investment securities, net of
      accretion...................................        41,000        95,000
    Loss on sale of investment securities.........         2,000             0
    Increase in accounts payable and accrued
      liabilities.................................        34,000        22,000
    (Increase) decrease in accrued interest
      receivable..................................        17,000      (103,000)
    Increase in other assets......................             0        (6,000)
                                                    ------------  ------------
Net cash provided by operating activities.........       686,000       708,000
                                                    ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of bank premises and equipment......      (142,000)      (12,000)
  Proceeds from sale of bank premises and
    equipment.....................................        20,000             0
  Purchases of securities held to maturity........      (500,000)     (680,000)
  Proceeds from maturities of securities held to
    maturity......................................     3,108,000       500,000
  Proceeds from sales of securities held to
    maturity......................................       998,000             0
  Purchases of securities available for sale......    (3,523,000)   (2,081,000)
  Proceeds from maturities of securities available
    for sale......................................     2,453,000     3,300,000
  Net change in loans to customers................    (5,788,000)   (2,324,000)
  Net change in federal funds sold................     5,900,000     1,325,000
  Proceeds from sale of other real estate owned...         8,000             0
                                                    ------------  ------------
  Net cash provided by investing activities.......     2,534,000        28,000
                                                    ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net decrease in deposits........................    (3,064,000)     (686,000)
  Payment of notes payable........................       (17,000)      (18,000)
                                                    ------------  ------------
  Net cash used by financing activities...........    (3,081,000)     (704,000)
                                                    ------------  ------------
NET INCREASE IN CASH AND DUE FROM BANKS...........       139,000        32,000
  Cash and due from banks at beginning of
    period........................................     2,693,000     2,702,000
                                                    ------------  ------------
CASH AND DUE FROM BANKS AT END OF PERIOD..........  $  2,832,000  $  2,734,000
                                                    ------------  ------------
                                                    ------------  ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Interest paid...................................  $  1,495,000  $  1,378,000
  Income taxes paid...............................       128,000       220,000
  Increase (decrease) in unrealized gain (loss) on
    securities available for sale.................       (31,000)       89,000

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

               NOTES TO INTERMIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    For information with regard to significant accounting policies, reference is made to Notes to Consolidated Financial Statements included in the Company's Consolidated Financial Statements together with Independent Auditor's Report for the year ended December 31, 1995.

NOTE 2:  LOANS

    The Company's total loans, net of unearned income, increased from $33,032,000 at December 31, 1995, to $38,619,000 at September 30, 1996. The
increase is primarily due to the increased activity in the area of indirect installment loans, collateralized principally by automobiles.

NOTE 3:  PENDING SALE

    On July 11, 1996, the stockholders of the Company entered into a definitive agreement to sell a super majority of the shares of the Company to Independent Bankshares, Inc. An application was filed with the appropriate regulatory authorities for approval of the transaction and such approval, conditioned on Independent Bankshares, Inc. injecting additional capital into the combined bank after the effect of the transaction, has been received. If such condition is satisfied, it is anticipated that the transaction will be consummated during the first quarter of 1997.

NOTE 4:  EXPENSES RELATED TO ACQUISITION

    The Company incurred approximately $80,000 ($53,000 net of tax) of expenses in the nine-month period ended September 30, 1996 related to the proposed acquisition of the Company.

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY
                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors of
Crown Park Bancshares, Inc. and Subsidiary
Lubbock, Texas

    We have audited the accompanying consolidated balance sheets of Crown Park Bancshares, Inc. and Subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of significant misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crown Park Bancshares, Inc. and Subsidiary at December 31, 1995 and 1994, and the results of their operations and their cash flows for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

                                          /s/ Elaine McNair, Inc.

September 20, 1996

                          CROWN PARK BANCSHARES, INC.
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                                                         1995           1994
                                                                                     -------------  -------------

                                                     ASSETS

Cash and due from banks............................................................  $   2,692,737  $   2,701,755
Interest bearing deposits in financial institutions................................       --              100,000
Federal funds sold.................................................................      7,275,000      5,550,000
Investment securities
  Securities held to maturity, fair value of $9,974,106 in 1995 and $8,707,903 in
    1994...........................................................................      9,967,964      9,041,386
  Securities available for sale, at fair value.....................................      4,325,046      7,375,266
Loans, net.........................................................................     32,514,676     29,658,348
Accrued interest receivable........................................................        508,476        445,885
Bank premises and equipment, net...................................................      2,358,113      2,497,864
Other real estate owned............................................................        334,722        334,722
Other assets.......................................................................        207,938        122,629
                                                                                     -------------  -------------
TOTAL ASSETS.......................................................................  $  60,184,672  $  57,827,855
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Noninterest bearing demand deposits..............................................  $  11,044,966  $  11,717,355
  Interest bearing deposits........................................................     42,721,261     40,249,921
                                                                                     -------------  -------------
      Total deposits...............................................................     53,766,227     51,967,276
  Accounts payable and accrued liabilities.........................................        209,637        173,449
  Notes payable....................................................................      2,110,763      2,235,231
  Deferred federal income tax......................................................         82,902         63,733
                                                                                     -------------  -------------
      Total liabilities............................................................     56,169,529     54,439,689
STOCKHOLDERS' EQUITY
  Common stock, $5 par value, 1,000,000 shares authorized, 190,372 shares issued
    and outstanding................................................................        951,860        951,860
  Capital surplus..................................................................        965,196        965,196
  Retained earnings................................................................      2,073,451      1,540,505
  Unrealized gain (loss) on investment securities available for sale, net of
    applicable deferred federal income taxes.......................................         24,636        (69,395)
                                                                                     -------------  -------------
      Total stockholders' equity...................................................      4,015,143      3,388,166
                                                                                     -------------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........................................  $  60,184,672  $  57,827,855
                                                                                     -------------  -------------
                                                                                     -------------  -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                          CROWN PARK BANCSHARES, INC.
                      CONSOLIDATED STATEMENTS OF EARNINGS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                              1995          1994          1993
                                                                          ------------  ------------  ------------
INTEREST INCOME
  Interest and fees on loans............................................  $  3,210,829  $  3,090,371  $  2,881,882
  Interest on investment securities.....................................       971,106     1,045,190     1,088,255
  Interest on federal funds sold and deposits in banks..................       321,141       226,989       140,078
                                                                          ------------  ------------  ------------
    Total interest income...............................................     4,503,076     4,362,550     4,110,215
INTEREST EXPENSE
  Interest on deposits..................................................     1,769,856     1,407,836     1,322,525
  Interest on short-term borrowings.....................................       --                312           968
  Interest on long-term debt............................................       198,128       194,199       200,092
                                                                          ------------  ------------  ------------
    Total interest expense..............................................     1,967,984     1,602,347     1,523,585
NET INTEREST INCOME.....................................................     2,535,092     2,760,203     2,586,630
  Provision for loan losses.............................................       261,383       394,056       515,176
                                                                          ------------  ------------  ------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.....................     2,273,709     2,366,147     2,071,454
OTHER INCOME
  Service charges.......................................................       304,314       429,795       475,405
  Other operating income................................................       245,270       196,349       251,780
                                                                          ------------  ------------  ------------
    Total other income..................................................       549,584       626,144       727,185
OTHER EXPENSE
  Salaries and benefits.................................................       989,506       914,827       850,854
  Net occupancy expense of bank premise.................................       132,988       141,599       143,451
  Equipment expense.....................................................       132,812       144,006       139,599
  FDIC assessments......................................................        69,757       118,377       113,932
  Other operating expenses..............................................       733,255       863,287       795,079
                                                                          ------------  ------------  ------------
    Total other expense.................................................     2,058,318     2,182,096     2,042,915
                                                                          ------------  ------------  ------------
EARNINGS BEFORE INCOME TAXES............................................       764,975       810,195       755,724
  Provision for income taxes............................................       232,029       252,016       256,946
                                                                          ------------  ------------  ------------
NET EARNINGS............................................................  $    532,946  $    558,179  $    498,778
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
NET EARNINGS PER SHARE..................................................  $       2.80  $       2.93  $       2.62
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                          CROWN PARK BANCSHARES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                                                     UNREALIZED
                                                                                                    GAIN (LOSS)
                                                                                                         ON
                                               COMMON STOCK                                          SECURITIES      TOTAL
                                           --------------------   CAPITAL   RETAINED    TREASURY     AVAILABLE    STOCKHOLDERS'
                                            SHARES     AMOUNT     SURPLUS   EARNINGS      STOCK       FOR SALE       EQUITY
                                           ---------  ---------  ---------  ---------  -----------  ------------  ------------
BALANCE AT DECEMBER 31, 1992.............    190,372  $ 951,860  $ 965,196  $ 483,548   $ (24,046)   $   --        $2,376,558
  Sale of treasury stock.................     --         --         --         --          16,500        --            16,500
  Net earnings...........................     --         --         --        498,778      --            --           498,778
                                           ---------  ---------  ---------  ---------  -----------  ------------  ------------
BALANCE AT DECEMBER 31, 1993.............    190,372    951,860    965,196    982,326      (7,546)       --         2,891,836
  Initial unrealized gain on securities
    available for sale...................     --         --         --         --          --            82,326        82,326
  Sale of treasury stock.................     --         --         --         --           7,546        --             7,546
  Net earnings...........................     --         --         --        558,179      --            --           558,179
  Change in unrealized gain on securities
    available for sale...................     --         --         --         --          --          (151,721)     (151,721)
                                           ---------  ---------  ---------  ---------  -----------  ------------  ------------
BALANCE AT DECEMBER 31, 1994.............    190,372    951,860    965,196  1,540,505      --           (69,395)    3,388,166
  Net earnings...........................     --         --         --        532,946      --            --           532,946
  Change in unrealized loss on securities
    available for sale...................     --         --         --         --          --            94,031        94,031
                                           ---------  ---------  ---------  ---------  -----------  ------------  ------------
BALANCE AT DECEMBER 31, 1995.............    190,372  $ 951,860  $ 965,196  $2,073,451  $  --        $   24,636    $4,015,143
                                           ---------  ---------  ---------  ---------  -----------  ------------  ------------
                                           ---------  ---------  ---------  ---------  -----------  ------------  ------------

  The accompanying notes are an integral part of these consolidated financial statements.

                          CROWN PARK BANCSHARES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                        1995          1994          1993
                                                    ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings....................................  $    532,946  $    558,179  $    498,778
  Adjustments to reconcile net earnings to net
    cash provided by operating activities
    Depreciation..................................       154,734       161,437       321,847
    Provision for losses on loans.................       261,383       394,056       515,176
    Amortization of investment securities, net of
      accretion...................................       104,647        84,166       158,805
    Deferred (benefit) provision for income
      taxes.......................................       (29,271)        5,954        12,752
    Increase (decrease) in accounts payable and
      accrued liabilities.........................         3,208       (21,232)      (76,750)
    Increase in accrued interest receivable.......       (55,322)       (9,424)       39,040
    Changes in operating assets and liabilities
      (Increase) decrease in other assets.........       (96,746)      109,545      (941,687)
      Increase in other liabilities...............        69,528        82,341      (111,322)
                                                    ------------  ------------  ------------
    Net cash provided by operating activities.....       945,107     1,365,022       416,639
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of bank premises and equipment......       (11,719)     (152,367)      (29,704)
  Purchases of securities held to maturity........    (1,399,987)   (3,143,979)   (3,675,719)
  Proceeds from maturities of securities held to
    maturity......................................       500,000       528,343     3,500,000
  Purchases of securities available for sale......    (2,255,539)   (2,003,611)      --
  Proceeds from maturities of securities available
    for sale......................................     5,520,600     3,872,497       --
  Net change in loans to customers................    (3,117,720)      375,671        12,182
  Net change in federal funds sold................    (1,725,000)    2,050,000    (2,125,000)
  Purchase of Federal Reserve Bank stock..........       --            --             (3,450)
  Purchase of Federal Home Loan Bank stock........      (176,400)      --            --
                                                    ------------  ------------  ------------
    Net cash provided (used) by investing
      activities..................................    (2,665,765)    1,526,554    (2,321,691)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposits.............     1,836,108    (2,535,221)    1,945,691
  Sale of treasury stock..........................       --              7,546        16,500
  Payment of notes payable........................      (124,468)     (142,123)     (108,605)
                                                    ------------  ------------  ------------
    Net cash provided (used) by financing
      activities..................................     1,711,640    (2,669,798)    1,853,586
                                                    ------------  ------------  ------------
NET INCREASE (DECREASE) IN CASH AND DUE FROM
  BANKS...........................................        (9,018)      221,778       (51,466)
  Cash and due from banks at beginning of year....     2,701,755     2,479,977     2,531,443
                                                    ------------  ------------  ------------
CASH AND DUE FROM BANKS AT END OF YEAR............  $  2,692,737  $  2,701,755  $  2,479,977
                                                    ------------  ------------  ------------
                                                    ------------  ------------  ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Interest paid...................................  $  1,925,669  $  1,561,650     1,533,893
  Income taxes paid...............................       283,000       332,000       266,500
  Increase (decrease) in unrealized gain (loss) on
    securities available for sale.................       142,472      (105,219)      --

  The accompanying notes are an integral part of these consolidated financial statements.

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS

    Crown Park Bancshares, Inc. (a Texas Corporation) is a single-bank holding company, which owns all of the capital stock of Western National Bank (the "Bank"). The Bank's primary source of revenue is providing loans and banking services to consumers and commercial customers in Lubbock, Texas and the surrounding area.

    The accounting and reporting policies of the Crown Park Bancshares, Inc., and subsidiary (the "Company") conform with generally accepted accounting principles and to general practices of the banking industry. Policies and practices which significantly affect the determination of financial position, results of operations and cash flows are summarized as follows:

    CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, which owns all of the Company's premises. All significant intercompany transactions and balances have been eliminated in consolidation.

    ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVESTMENT SECURITIES

    Securities classified as held to maturity are recorded at cost, adjusted for amortization of premiums and accretion of discounts. Securities classified as available for sale are recorded at fair value, with unrealized gains and losses, net of applicable deferred income taxes, reported as a separate component of stockholders' equity. Securities classified as trading are recorded at fair value, with unrealized gains and losses included in earnings. The Company had no trading securities as of December 31, 1995 and 1994. Gains and losses resulting from the sale of securities are determined by the specific identification method.

    LOANS AND ALLOWANCES FOR LOAN LOSSES

    Loans are stated at the amount of unpaid principal, reduced by unearned income and an allowance for loan losses. Unearned interest on installment loans is recognized in income over the term of the loans in decreasing amounts using a method that approximates the interest method. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amounts outstanding.

    The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance when management believes the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible based upon management's review and evaluation of the loan portfolio. The factors considered in the evaluation of the loans include general economic conditions, the financial condition of the borrower, the value and liquidity of collateral, delinquency, prior loan loss

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) experience, and the results of periodic review of the portfolio. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

    BANK PREMISES AND EQUIPMENT

    Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally on a straight-line basis over the estimated useful lives of the related assets.

    OTHER REAL ESTATE OWNED

    Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at fair value at the date of foreclosure. Costs relating to development and improvement of property are capitalized, whereas costs relating to holding property or incurred in foreclosure proceedings are expensed.

    Valuations are periodically performed by management and an allowance for losses is established by means of a charge to operations if the carrying value of a property exceeds its fair value less estimated costs to sell.

    FEDERAL INCOME TAXES

    The Company and its subsidiary bank file a consolidated federal income tax return. The subsidiary provides for taxes on a separate basis and remits to the Company amounts determined to be currently payable. Federal income tax expense differs from the amount expected by applying federal statutory rates primarily due to tax exempt income on securities. Deferred federal income tax assets and liabilities are recognized to reflect the tax effect of the differences in the tax and financial reporting basis of assets and liabilities. General business credits are recognized as a reduction of current income taxes in the year the credits are utilized.

    CASH EQUIVALENTS

    The Company defines cash equivalents for the purposes of reporting cash flows as cash and due from banks.

    ACCOUNTING STANDARD NOT YET ADOPTED

    In March 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," was issued. This statement requires that "long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable." This statement applies to fiscal years beginning after December 15, 1995, and is not expected to have a material effect on the accompanying financial statements.

NOTE 2:  INVESTMENT SECURITIES

    The Bank is required to maintain a reserve balance with the Federal Reserve Bank. The reserve requirement as of December 31, 1995 and 1994 totaled approximately $240,000 and $301,000, respectively.

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 2:  INVESTMENT SECURITIES (CONTINUED)
    The amortized cost, estimated market values, and gross unrealized gains and losses of the Company's investment securities as of December 31, 1995 and 1994, are as follows:

                                                            DECEMBER 31, 1995
                                           ----------------------------------------------------
                                            AMORTIZED       GROSS        GROSS      AGGREGATE
                                               COST      UNREALIZED   UNREALIZED       FAIR
                                              BASIS         GAINS       LOSSES        VALUE
                                           ------------  -----------  -----------  ------------
Securities held to maturity
  U.S. Treasury securities...............  $  8,408,477   $  26,186    $  25,006   $  8,409,657
  U.S. Government agencies...............     1,500,000       4,922       --          1,504,922
  Mortgage-backed securities.............        59,487          40       --             59,527
                                           ------------  -----------  -----------  ------------
    Total................................  $  9,967,964   $  31,148    $  25,006   $  9,974,106
                                           ------------  -----------  -----------  ------------
                                           ------------  -----------  -----------  ------------
Securities available for sale
  U.S. Treasury securities...............  $  1,496,864   $   3,526    $  --       $  1,500,390
  U.S. Government agencies...............     1,488,052      20,151       --          1,508,203
  Mortgage-backed securities.............       896,069      13,576       --            909,645
                                           ------------  -----------  -----------  ------------
    Total debt securities................     3,880,985      37,253       --          3,918,238
    Equity securities....................       406,808      --           --            406,808
                                           ------------  -----------  -----------  ------------
    Total................................  $  4,287,793   $  37,253    $  --       $  4,325,046
                                           ------------  -----------  -----------  ------------
                                           ------------  -----------  -----------  ------------

                                                            DECEMBER 31, 1994
                                           ----------------------------------------------------
                                            AMORTIZED       GROSS        GROSS      AGGREGATE
                                               COST      UNREALIZED   UNREALIZED       FAIR
                                              BASIS         GAINS       LOSSES        VALUE
                                           ------------  -----------  -----------  ------------
Securities held to maturity
  U.S. Treasury securities...............  $  8,480,175   $  --        $ 326,197   $  8,153,978
  U.S. Government agencies...............       501,013      --            7,731        493,282
  Mortgage-backed securities.............        60,198         445       --             60,643
                                           ------------  -----------  -----------  ------------
    Total................................  $  9,041,386   $     445    $ 333,928   $  8,707,903
                                           ------------  -----------  -----------  ------------
                                           ------------  -----------  -----------  ------------
Securities available for sale
  U.S. Treasury securities...............  $  6,787,007   $     290    $  81,008   $  6,706,289
  Mortgage-backed securities.............       474,241      --           24,501        449,740
                                           ------------  -----------  -----------  ------------
    Total debt securities................     7,261,248         290      105,509      7,156,029
    Equity securities....................       219,237      --           --            219,237
                                           ------------  -----------  -----------  ------------
    Total................................  $  7,480,485   $     290    $ 105,509   $  7,375,266
                                           ------------  -----------  -----------  ------------
                                           ------------  -----------  -----------  ------------

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 2:  INVESTMENT SECURITIES (CONTINUED)
    The amortized cost and estimated market value of debt securities at December 31, 1995, by contractual and expected maturity, are shown below:

                                                                     AMORTIZED     AGGREGATE
                                                                        COST          FAIR
                                                                       BASIS         VALUE
                                                                    ------------  ------------
Securities held to maturity
  Due within one year.............................................  $  5,382,641  $  5,379,032
  Due after one year through five years...........................     4,525,836     4,535,547
                                                                    ------------  ------------
                                                                       9,908,477     9,914,579
  Mortgage-backed securities......................................        59,487        59,527
                                                                    ------------  ------------
    Total.........................................................  $  9,967,964  $  9,974,106
                                                                    ------------  ------------
                                                                    ------------  ------------
Securities available for sale
  Due within one year.............................................  $  1,497,442  $  1,500,967
  Due after one year through five years...........................     1,488,052     1,508,204
                                                                    ------------  ------------
                                                                       2,985,494     3,009,171
  Mortgage-backed securities......................................       895,491       909,067
                                                                    ------------  ------------
    Total.........................................................  $  3,880,985  $  3,918,238
                                                                    ------------  ------------
                                                                    ------------  ------------

    Investment securities carried at approximately $1,366,000, and $1,025,000 at December 31, 1995 and 1994, respectively, were pledged as collateral for public or trust fund deposits and for other purposes required or permitted by law. During 1995 and 1994, there were no sales of investment securities.

NOTE 3:  LOANS AND ALLOWANCE FOR LOAN LOSSES

    The loan portfolio consisted of the following classes at December 31:

                                                                     1995            1994
                                                                --------------  --------------
Commercial....................................................  $   20,688,427  $   19,966,043
Commercial real estate........................................       3,538,709       2,558,814
Mortgage......................................................       5,733,030       4,760,209
Installment...................................................       3,516,909       3,414,866
                                                                --------------  --------------
                                                                    33,477,075      30,699,932
Unearned interest.............................................        (444,726)       (401,584)
Allowance for loan losses.....................................        (517,673)       (640,000)
                                                                --------------  --------------
  Total loans, net............................................  $   32,514,676  $   29,658,348
                                                                --------------  --------------
                                                                --------------  --------------

    The Company adopted SFAS 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures," as of January 1, 1995. SFAS No. 114 requires that certain impaired loans be measured based on the present value of expected future cash flows discounted at the loan's original effective interest rate. As a practical expedient, impairment may be measured based on the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. On collateral

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 3: LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED) dependent loans, the Company has adopted a policy which requires measurement of an impaired loan based on the fair value of the collateral. Other loan impairments will be measured based on the present value of expected future cash flows or the loan's observable market price.

    The Company had previously measured the allowance for credit losses using methods similar to those prescribed in SFAS No. 114. As a result of adopting these statements, no additional allowance for loan losses was required as of January 1, 1995. At December 31, 1995, all significant impaired loans have been determined to be collateral dependent and have been measured utilizing the fair value of the collateral.

    As of December 31, 1995, the Company's recorded investment in impaired loans and the related valuation allowance calculated under SFAS No. 114 are as follows:

                                                                        RECORDED     VALUATION
                                                                       INVESTMENT    ALLOWANCE
                                                                       -----------  -----------
Impaired loans--
    Valuation allowance required.....................................   $ 103,977    $  87,977
    No valuation allowance required..................................      --           --
                                                                       -----------  -----------
        Total impaired loans.........................................   $ 103,977    $  87,977
                                                                       -----------  -----------
                                                                       -----------  -----------

    This valuation allowance is included in the allowance for loan losses on the balance sheet.

    The average recorded investment in impaired loans for the year ended December 31, 1995, was $51,989. The Company had $574,700 in nonperforming assets at December 31, 1995, of which $103,977 represented recorded investments in impaired loans.

    Interest payments received on impaired loans are recorded as interest income unless collections of the remaining recorded investment is doubtful at which time payments received are recorded as reductions of principal. The Company recognized interest income on impaired loans of $3,119 during the year ended December 31, 1995, of which $1,200 represented cash interest payments received and recorded as interest income. Interest on impaired loans has been recognized on a full accrual basis in the period ended December 31, 1995.

    Loans on which the accrual of interest has been discontinued totaled $296,000 and 115,000 on December 31, 1994 and 1993, respectively. If interest on loans in nonaccrual status during the year ended December 31, 1994 and 1993 had been accrued, such income would have approximated $20,500 and $8,000, respectively. Interest income on nonaccrual loans is recorded only when amounts received reduce the principal amount of the nonaccrual loan to a realizable level. No interest income on nonaccrual loans was received and recorded in the year ended December 31, 1994.

    The allowance for loan losses as of December 31, 1995, is presented below. Management has evaluated the adequacy of the allowance for loan losses by estimating the probable losses in various categories of the loan portfolio which are identified below:

Allowance for loan losses provided for:
    Loans specifically evaluated as impaired......................  $ 103,977
    Unidentified impaired loans...................................    413,696
                                                                    ---------
    Total allowance for loan losses...............................  $ 517,673
                                                                    ---------
                                                                    ---------

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 3:  LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)
    The allowance for loan losses is maintained at a level considered adequate to provide for estimated probable incurred losses resulting from loans. The allowance is reviewed periodically, and as losses are incurred and the amounts become estimable, they are charged to operations in the periods that they become known.

    The activity in the allowance for loan losses was as follows:

                                                                     DECEMBER 31,
                                                         -------------------------------------
                                                            1995         1994         1993
                                                         -----------  -----------  -----------
Balance at beginning of year...........................  $   640,000  $   505,000  $   602,000
    Provision for loan losses..........................      261,383      390,000      510,000
    Writedowns.........................................     (432,254)    (356,406)    (692,424)
    Recoveries.........................................       48,544      101,406       85,424
                                                         -----------  -----------  -----------
Balance at end of period...............................  $   517,673  $   640,000  $   505,000
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

    Loan maturities and rate sensitivity of the loan portfolio at December 31, 1995, excluding loans on nonaccrual, are as follows:

                                                                                   (THOUSANDS)
                                                                                   -----------
Fixed rate loans with a remaining maturity of:
    Three months or less.........................................................   $   8,875
    Over three months through twelve months......................................       3,111
    Over one year through five years.............................................       6,427
                                                                                   -----------
        Total fixed rate loans...................................................   $  18,413
                                                                                   -----------
                                                                                   -----------
    Variable rate loans with a repricing frequency of:
      Quarterly or more frequently...............................................   $  14,966
                                                                                   -----------
                                                                                   -----------

NOTE 4:  BANK PREMISES AND EQUIPMENT

    Bank premises and equipment are summarized as follows:

                                                                        1995          1994
                                                                    ------------  ------------
Land..............................................................  $    805,500  $    805,500
Office building...................................................     1,804,028     1,804,028
Furniture and fixtures............................................       179,376       179,216
Bank equipment and machines.......................................       541,434       530,594
Computer software.................................................       115,334       114,614
Automobiles.......................................................        48,292        48,292
                                                                    ------------  ------------
                                                                       3,493,964     3,482,244
Accumulated depreciation..........................................    (1,135,851)     (984,380)
    Total.........................................................  $  2,358,113  $  2,497,864
                                                                    ------------  ------------
                                                                    ------------  ------------

    Depreciation expense totaled $154,734, $161,437 and $157,546 in 1995, 1994 and 1993, respectively, and is included as a component of occupancy and equipment expense in the consolidated statements.

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 5:  DEPOSITS

    Deposit account balances at December 31, 1995 and 1994, are summarized as follows:

                                                                     1995           1994
                                                                 -------------  -------------
Noninterest bearing deposits...................................  $  11,044,966  $  11,717,355
Super Now accounts.............................................      4,709,608      4,630,348
Savings and money market accounts..............................     15,928,952     18,870,517
Time, $100,000 and over........................................      6,026,706      4,826,544
Other time.....................................................     16,055,995     11,922,512
                                                                 -------------  -------------
    Total......................................................  $  53,766,227  $  51,967,276
                                                                 -------------  -------------
                                                                 -------------  -------------

    Included in interest bearing deposits are certificates of deposit of $100,000 or greater. The remaining maturities of these certificates at December 31, 1995 and 1994, are as follows:

                                                                        1995          1994
                                                                    ------------  ------------
Three months or less..............................................  $  1,354,706  $  1,782,544
Over three months through twelve months...........................     3,459,000     2,844,000
Over one year through five years..................................     1,213,000       200,000
                                                                    ------------  ------------
    Total.........................................................  $  6,026,706  $  4,826,544
                                                                    ------------  ------------
                                                                    ------------  ------------

    Interest expense on deposits of $100,000 or greater totaled $277,807, $186,391 and $154,861 for the years ended December 31, 1995, 1994 and 1993, respectively.

NOTE 6:  NOTE PAYABLE

    Crown Park Bancshares, Inc. had notes payable to eight individuals which total $1,000,000 and $1,100,000 as of December 31, 1995 and 1994, respectively. Interest accrues at the rate of one-half percent over the New York prime rate. The interest rate at December 31, 1995 was 9%. Annual principal payments aggregating $100,000 will be paid on the notes beginning December, 1993 and continuing through 1997, at which time a final payment of the unpaid principal will be due. Security for the notes is 200,000 shares of Western National Bank stock. Four of the individuals holding the above notes are officers, directors, or employees of the Bank.

    Crown Park Bancshares, Inc. had a note payable dated May 1, 1994 to Plains National Bank of Lubbock in the original principal amount of $1,151,000, with interest accruing at the rate of 8.5%. Monthly principal and interest payments of $9,350 began June 1, 1994. The principal balances at December 31, 1995 and 1994, respectively, were $1,110,763 and $1,135,231. The note calls for payment in full of the outstanding principal and interest on May 1, 1997. This note is secured by a condominium office building.

NOTE 7:  FEDERAL INCOME TAXES

    Deferred federal income taxes are provided for temporary differences in the financial statement basis and tax basis of certain assets and liabilities. Primarily, differences exist in investment securities, property and equipment and accrued income and expense. The realization of deferred tax assets is dependent on the Company having future taxable income. Management has determined that it is more likely than not

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 7:  FEDERAL INCOME TAXES (CONTINUED)
that the Company will have future taxable income; thus, the deferred tax assets have not been reduced by a valuation allowance. The provision for income taxes consists of the following:

                                                              1995        1994        1993
                                                           ----------  ----------  ----------
Current provision........................................  $  261,300  $  246,062  $  244,194
Deferred provision (benefit).............................     (29,271)      5,954      12,752
                                                           ----------  ----------  ----------
    Total................................................  $  232,029  $  252,016  $  256,946
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

NOTE 8:  INCENTIVE STOCK OPTION PLAN

    Crown Park Bancshares, Inc. established a stock option plan March, 1987 which allows for the granting of options to officers and key employees of the Bank to purchase shares of the holding company at the fair market value on the date of grant. A total of 25,000 shares have been reserved for issuance under this plan. No options had been granted as of December 31, 1995.

NOTE 9:  RELATED PARTY TRANSACTIONS

    In the ordinary course of business, the Bank has loans, deposits and other transactions with its officers, directors and businesses with which such persons are associated. It is the Bank's policy that all such transactions are entered into on substantially the same terms as those prevailing at the time for comparable transactions with others. The Bank had loans to officers and directors of $2,577,000 and $3,438,000 at December 31, 1995 and 1994,
respectively.

NOTE 10:  REGULATORY MATTERS

    The Bank, as a National Bank, is subject to the dividend restrictions set forth by the Comptroller of the Currency (the OCC). Under such restrictions, the Bank may not, without the prior approval of the OCC, declare dividends in excess of the sum of the current year's earnings (as defined) plus the retained earnings (as defined) from the prior two years.

NOTE 11:  SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis.

    The amount of collateral obtained by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include real estate, accounts receivable, inventory, equipment and income producing properties.

    Most of the Bank's business activity is with customers located in Lubbock and surrounding Counties. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the local economic sector.

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 11:  SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK (CONTINUED)
    In the normal course of business, the Bank carries certain assets with other financial institutions which are subject to credit risk by the amount such assets exceed federal deposit insurance limits. The Bank periodically evaluates its financial institution relationships to limit exposure to this credit risk.

NOTE 12:  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments less the liquidation of collateral securing such investments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    At December 31, 1995, financial instruments whose contract amount represent credit risk are as follows:

Commitments to extend credit....................................  $2,852,000
Standby letters of credit.......................................     35,000

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds various types of collateral on standby letters of credit, including equipment and certificates of deposit. The extent of the collateral held for those commitments at December 31, 1995, varies from none to 100 percent of the outstanding letter of credit.

NOTE 13:  FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

    In 1995, the Company adopted Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", which requires all entities to disclose the estimated fair value of its financial instrument assets and liabilities. For the Company, as for most financial institutions, approximately 91% of its assets and 96% of its liabilities are considered financial instruments as defined in Statement No. 107. Many of the Company's financial instruments, however, lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. It is also the Company's general practice and intent to hold its financial instruments to maturity and not to engage in trading or sales activities. Therefore, significant estimations and present value calculations were used by the Company for the purpose of this disclosure.

    Estimated fair values have been determined by the Company using the best available data, as generally provided in the Company's regulatory reports, and an estimation methodology suitable for each category of financial instruments. For those loans and deposits with floating interest rates, it is presumed that estimated fair values generally approximate the recorded book balances.

                   CROWN PARK BANCSHARES, INC. AND SUBSIDIARY

NOTE 13:  FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    Financial instruments actively traded in a secondary market have been valued using quoted available market prices. The estimation methodologies used, the estimated fair values and recorded book balances at December 31, 1995, were as follows:

                                                                   RECORDED       ESTIMATED
                                                                    BALANCE      FAIR VALUE
                                                                 -------------  -------------
Cash and due from banks........................................  $   2,692,737  $   2,692,737
Federal funds sold.............................................      7,275,000      7,275,000
Investment securities..........................................     14,293,010     14,299,152

    Financial instruments with stated maturities have been valued using a present value discounted cash flow with a discount rate approximating current market for similar assets and liabilities. Financial instrument assets with variable rates and financial instrument liabilities with no stated maturities have an estimated fair value equal to both the amount payable on demand and the recorded book balance.

                                                                   RECORDED       ESTIMATED
                                                                    BALANCE      FAIR VALUE
                                                                 -------------  -------------
Deposits with stated maturities................................  $  22,082,701  $  22,154,635
Deposits with no stated maturities.............................     31,683,526     31,683,526
Net loans......................................................     32,514,676     32,558,775

    Changes in assumptions or estimation methodologies may have a significant effect on these estimated fair values.

    The Company's remaining assets and liabilities which are not considered financial instruments have not been valued differently than has been customary with historical cost accounting. No disclosure of the relationship value of the Company's deposits is required by Statement No. 107 nor has the Company estimated its value. There is no significant difference between the notional amount and the estimated fair value of off-balance sheet unfunded loan commitments which total $2,852,000 and $3,684,000 at December 31, 1995 and 1994, respectively, and are generally priced at market at the time of funding. Letters of credit discussed in Note 12 have an estimated fair value based on fees currently charged for similar agreements. At December 31, 1995 and 1994, fees related to the unexpired term of the letters of credit are not significant.

    Management is concerned that reasonable comparability between financial institutions may not be likely due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies also introduces a greater degree of subjectivity to these estimated fair values.

NOTE 14:  SUBSEQUENT EVENT

    In July, 1996 the stockholders of the Company entered into a definitive agreement to sell a super majority of the shares of the Company to Independent Bankshares, Inc. The agreement is subject to certain restrictive provisions and approval of appropriate regulatory authorities. The sale is expected to occur in early 1997. It is anticipated that the Company will merge with a wholly-owned subsidiary of Independent Bankshares, Inc. upon consummation of the transaction.

     (b)  Pro forma financial information


                    PRO FORMA COMBINED FINANCIAL STATEMENTS

    The following pro forma combined financial statements set forth the pro forma combined balance sheet at September 30, 1996, and pro forma combined income statements for the nine-month period ended September 30, 1996, and for the year ended December 31, 1995, for the Company as if the consummation of the Acquisition and the Offering had occurred, in the case of the statements of operations data, as of January 1, 1995, and in the case of the balance sheet data, as of September 30, 1996. The pro forma financial data do not purport to be indicative of the Company's financial condition and results of operations at any future date or for any future period. In the opinion of management of the Company, the data presented reflect all adjustments considered necessary for a fair presentation of the results for such periods.

                        PRO FORMA COMBINED BALANCE SHEET
                         SEPTEMBER 30, 1996 (UNAUDITED)

                                                                                            PRO FORMA ADJUSTMENTS
                                                                                       -------------------------------
                                                            THE COMPANY   CROWN PARK       DEBITS          CREDITS
                                                            ------------  -----------  --------------   --------------
ASSETS
Cash and Due from Banks...................................  $  9,987,000  $ 2,832,000  $    3,504,000(A) $   4,304,000(B)
                                                                                              800,000(A)
Federal Funds Sold........................................    12,100,000    1,375,000                        2,706,000(B)
                                                                                                             2,094,000(C)
                                                            ------------  -----------  --------------   --------------
  Total Cash and Cash Equivalents.........................    22,087,000    4,207,000       4,304,000        9,104,000
                                                            ------------  -----------  --------------   --------------
Securities:
  Available-for-sale......................................    33,590,000    6,424,000                           10,000(D)
  Held-to-maturity........................................    49,087,000    5,243,000                           11,000(E)
                                                            ------------  -----------  --------------   --------------
    Total Securities......................................    82,677,000   11,667,000                           21,000
                                                            ------------  -----------  --------------   --------------
Loans:
  Total Loans.............................................    92,626,000   39,062,000
  Unearned Income on Installment Loans....................     2,511,000      443,000
  Allowance for Possible Loan Losses......................       806,000      330,000
                                                            ------------  -----------  --------------   --------------
    Net Loans.............................................    89,309,000   38,289,000
                                                            ------------  -----------  --------------   --------------
Premises and Equipment....................................     4,501,000    2,373,000         431,000(E)
Real Estate and Other Repossessed Assets..................       218,000      290,000         350,000(E)
Investment in Crown Park Bancshares.......................             0            0       7,510,000(B)     4,308,000(D)
                                                                                                             3,202,000(E)
Goodwill..................................................       974,000            0       2,432,000(E)
Accrued Interest Receivable...............................     1,701,000      491,000
Other Assets..............................................     2,334,000      208,000
                                                            ------------  -----------  --------------   --------------
      Total Assets........................................  $203,801,000  $57,525,000  $   15,027,000   $   16,635,000
                                                            ------------  -----------  --------------   --------------
                                                            ------------  -----------  --------------   --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits..................................................  $187,474,000  $50,702,000  $                $
Notes Payable.............................................       578,000    2,094,000       2,094,000(C)       800,000(A)
                                                                                                               500,000(B)
Accrued Interest Payable..................................       844,000      146,000
Other Liabilities.........................................       323,000      265,000
                                                            ------------  -----------  --------------   --------------
      Total Liabilities...................................   189,219,000   53,207,000       2,094,000        1,300,000
                                                            ------------  -----------  --------------   --------------
Stockholders' Equity:
Series C Preferred Stock..................................       135,000            0
Common Stock..............................................       276,000      952,000         952,000(D)        69,000(A)
Additional Paid-in Capital................................     9,890,000      965,000         965,000(D)     3,435,000(A)
Retained Earnings.........................................     4,304,000    2,407,000       2,407,000(D)
Unrealized Loss on Available-for-sale Securities..........       (23,000)      (6,000)                           6,000(D)
                                                            ------------  -----------  --------------   --------------
      Total Stockholders' Equity..........................    14,582,000    4,318,000       4,324,000        3,510,000
                                                            ------------  -----------  --------------   --------------
        Total Liabilities and Stockholders' Equity........  $203,801,000  $57,525,000  $    6,418,000   $    4,810,000
                                                            ------------  -----------  --------------   --------------
                                                            ------------  -----------  --------------   --------------


                                                             PRO FORMA
                                                              COMBINED
                                                            ------------
ASSETS
Cash and Due from Banks...................................  $ 12,819,000

Federal Funds Sold........................................     8,675,000

                                                            ------------
  Total Cash and Cash Equivalents.........................    21,494,000
                                                            ------------
Securities:
  Available-for-sale......................................    40,004,000
  Held-to-maturity........................................    54,319,000
                                                            ------------
    Total Securities......................................    94,323,000
                                                            ------------
Loans:
  Total Loans.............................................   131,688,000
  Unearned Income on Installment Loans....................     2,954,000
  Allowance for Possible Loan Losses......................     1,136,000
                                                            ------------
    Net Loans.............................................   127,598,000
                                                            ------------
Premises and Equipment....................................     7,305,000
Real Estate and Other Repossessed Assets..................       858,000
Investment in Crown Park Bancshares.......................             0

Goodwill..................................................     3,406,000
Accrued Interest Receivable...............................     2,192,000
Other Assets..............................................     2,542,000
                                                            ------------
      Total Assets........................................  $259,718,000
                                                            ------------
                                                            ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits..................................................  $238,176,000
Notes Payable.............................................     1,878,000
Accrued Interest Payable..................................       990,000
Other Liabilities.........................................       588,000
                                                            ------------
      Total Liabilities...................................   241,632,000
                                                            ------------
Stockholders' Equity:
Series C Preferred Stock..................................       135,000
Common Stock..............................................       345,000
Additional Paid-in Capital................................    13,325,000
Retained Earnings.........................................     4,304,000
Unrealized Loss on Available-for-sale Securities..........       (23,000)
                                                            ------------
      Total Stockholders' Equity..........................    18,086,000
                                                            ------------
        Total Liabilities and Stockholders' Equity........  $259,718,000
                                                            ------------
                                                            ------------

--------------------------

(A) This adjustment represents the sale of $3,504,000 in Common Stock (net) in the Offering and the borrowing of $800,000 and the injection of $4,200,000 into First State, N.A., Abilene as additional capital.

(B) This adjustment represents the purchase of 100% of the outstanding shares of stock of Crown Park for $7,010,000 in cash and $500,000 in promissory notes.

(C) This adjustment represents the retirement of $1,094,000 in debt owed to Crown Park's lender, which is collateralized by an interest in the Western National building, and the retirement of $1,000,000 in debt owed to existing shareholders of Crown Park, which is collateralized by the stock of Western National.

(D) This adjustment represents the elimination of the capital of Crown Park against the investment in that bank holding company by First State, N.A., Abilene.

(E) This adjustment represents the purchase price adjustments to mark Crown Park's assets and liabilities to fair value upon the acquisition and results in recording of $2,432,000 in goodwill.

                      PRO FORMA COMBINED INCOME STATEMENT
                    NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1996
                                    (UNAUDITED)

                                                                                             PRO FORMA ADJUSTMENTS
                                                                                           -------------------------     PRO FORMA
                                                              THE COMPANY    CROWN PARK      DEBITS        CREDITS       COMBINED
                                                              ------------   -----------   -----------   -----------   -------------
Interest Income:
  Interest and Fees on Loans................................   $5,894,000    $2,528,000    $             $            $ 8,422,000
  Interest on Securities....................................    3,341,000       663,000                                 4,004,000
  Interest on Federal Funds Sold............................      774,000       139,000         84,000(A)                 720,000
                                                                                               109,000(B)
                                                              ------------   -----------   -----------   -----------   -------------
    Total Interest Income...................................   10,009,000     3,330,000        193,000                 13,146,000
                                                              ------------   -----------   -----------   -----------   -------------
Interest Expense:
  Interest on Deposits......................................    4,671,000     1,343,000                                 6,014,000
  Interest on Notes Payable.................................       51,000       136,000         56,000(C)    136,000(E)   134,000
                                                                                                27,000(D)
                                                              ------------   -----------   -----------   -----------   -------------
    Total Interest Expense..................................    4,722,000     1,479,000         83,000       136,000    6,148,000
                                                              ------------   -----------   -----------   -----------   -------------
Net Interest Income.........................................    5,287,000     1,851,000        276,000       136,000    6,998,000
  Provision for Loan Losses.................................      161,000       135,000                                   296,000
                                                              ------------   -----------   -----------   -----------   -------------
Net Interest Income After Provision for Loan Losses.........    5,126,000     1,716,000        276,000       136,000    6,702,000
                                                              ------------   -----------   -----------   -----------   -------------
Noninterest Income:
  Service Charges...........................................      929,000       220,000                                 1,149,000
  Other Income..............................................      215,000       139,000                                   354,000
                                                              ------------   -----------   -----------   -----------   -------------
    Total Noninterest Income................................    1,144,000       359,000                                 1,503,000
                                                              ------------   -----------   -----------   -----------   -------------
Noninterest Expense:
  Salaries and Employee Benefits............................    2,294,000       719,000                      105,000(F) 2,908,000
  Net Occupancy Expense.....................................      540,000       110,000         11,000(G)                 661,000
  Other Expenses............................................    1,852,000       745,000        122,000(H)     75,000(I) 2,644,000
                                                              ------------   -----------   -----------   -----------   -------------
    Total Noninterest Expenses..............................    4,686,000     1,574,000        133,000       180,000    6,213,000
                                                              ------------   -----------   -----------   -----------   -------------
Income Before Federal Income Taxes..........................    1,584,000       501,000        409,000       316,000    1,992,000
  Federal Income Taxes......................................      538,000       159,000        107,000(J)     98,000(J)   706,000
                                                              ------------   -----------   -----------   -----------   -------------
      Net Income............................................   $1,046,000    $  342,000    $   516,000   $   414,000   $1,286,000
                                                              ------------   -----------   -----------   -----------   -------------
                                                              ------------   -----------   -----------   -----------   -------------
Earnings Per Share:
  Primary Earnings Per Share:
    Net Income Per Share....................................   $     0.92                                              $     0.91(K)
                                                              ------------                                             -------------
                                                              ------------                                             -------------
    Adjusted Shares Outstanding.............................    1,083,000                                               1,358,000
                                                              ------------                                             -------------
                                                              ------------                                             -------------
  Fully Diluted Earnings Per Share:
    Net Income Per Share....................................   $     0.77                                              $     0.79(K)
                                                              ------------                                             -------------
                                                              ------------                                             -------------
    Adjusted Shares Outstanding.............................    1,358,000                                               1,633,000
                                                              ------------                                             -------------
                                                              ------------                                             -------------

------------------------------

(A) This adjustment represents interest income on federal funds sold that would have been lost as a result of the use of funds for the repayment of the existing $2,094,000 of Crown Park debt at an average federal funds rate of 5.38% for the nine-month period ended September 30, 1996.

(B) This adjustment represents interest income that would have been lost on the estimated cash payments to be made to the Crown Park shareholders ($7,010,000) in excess of the total net funds raised ($4,304,000) at 5.38%.

(C) This adjustment represents interest that would have been incurred on the additional $800,000 borrowed by the Company at prime plus 1% (9.28% for the nine-month period ended September 30, 1996) and injected into First State, N.A., Abilene.

(D) This adjustment represents interest that would have been incurred on the $500,000 in promissory notes that were issued to Crown Park shareholders in lieu of cash at the 26-week Treasury bill rate plus 2% (7.23% at December 1, 1996).

(E) This adjustment represents interest expense that would have been eliminated when the $1,094,000 owed to Crown Park's lender and the $1,000,000 owed to existing shareholders of Crown Park (average cost of 8.63% for the nine-month period ended September 30, 1996) are repaid.

(F) This adjustment represents savings that would have been achieved by elimination of duplication of job responsibilities.

(G) This adjustment represents the additional depreciation that would have been recorded as a result of the write-up of premises and equipment by $431,000 with an estimated remaining useful life of thirty (30) years.

(H) This adjustment represents the amortization of $2,432,000 in goodwill generated in the transaction over a period of 15 years.

(I) This adjustment represents savings that would have been achieved in the areas of accounting fees, directors fees, office of the Comptroller of the Currency ("Comptroller") assessments, insurance expense, etc.

(J) This adjustment represents the tax effect of the above adjustments with the exception of the goodwill amortization which is not tax deductible.

(K) Had Crown Park not incurred approximately $80,000 ($53,000 net of tax) of expenses in the nine-month period ended September 30, 1996, related to the proposed acquisition of Crown Park, primary and fully diluted earnings per share would have been $0.97 and $0.83, respectively.

                      PRO FORMA COMBINED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                                                       PRO FORMA ADJUSTMENTS
                                                                                                     -------------------------
                                                                        THE COMPANY    CROWN PARK      DEBITS        CREDITS
                                                                        ------------   -----------   -----------   -----------
Interest Income:
  Interest and Fees on Loans..........................................  $ 7,726,000    $3,211,000    $             $
  Interest on Securities..............................................    2,389,000       971,000
  Interest on Federal Funds Sold......................................    1,847,000       321,000        124,000(A)
                                                                                                         161,000(B)
                                                                        ------------   -----------   -----------   -----------
    Total Interest Income.............................................   11,962,000     4,503,000        285,000
                                                                        ------------   -----------   -----------   -----------
Interest Expense:
  Interest on Deposits................................................    5,201,000     1,770,000
  Interest on Notes Payable...........................................      108,000       198,000         78,000(C)    198,000(E)
                                                                                                          36,000(D)
                                                                        ------------   -----------   -----------   -----------
    Total Interest Expense............................................    5,309,000     1,968,000        114,000       198,000
                                                                        ------------   -----------   -----------   -----------
Net Interest Income...................................................    6,653,000     2,535,000        399,000       198,000
  Provision for Loan Losses...........................................      206,000       261,000
                                                                        ------------   -----------   -----------   -----------
Net Interest Income After Provision for Loan Losses...................    6,447,000     2,274,000        399,000       198,000
                                                                        ------------   -----------   -----------   -----------
Noninterest Income:
  Service Charges.....................................................    1,167,000       304,000
  Other Income........................................................      342,000       245,000
                                                                        ------------   -----------   -----------   -----------
    Total Noninterest Income..........................................    1,509,000       549,000
                                                                        ------------   -----------   -----------   -----------
Noninterest Expense:
  Salaries and Employee Benefits......................................    2,849,000       989,000                      140,000(F)
  Net Occupancy Expense...............................................      723,000       133,000         13,000(F)
  Other Expenses......................................................    2,670,000       936,000        162,000(G)    100,000(I)
                                                                        ------------   -----------   -----------   -----------
    Total Noninterest Expenses........................................    6,242,000     2,058,000        175,000       240,000
                                                                        ------------   -----------   -----------   -----------
Income Before Federal Income Taxes....................................    1,714,000       765,000        574,000       438,000
  Federal Income Taxes................................................      582,000       232,000        149,000(I)    140,000(J)
                                                                        ------------   -----------   -----------   -----------
      Net Income......................................................  $ 1,132,000    $  533,000    $   723,000   $   578,000
                                                                        ------------   -----------   -----------   -----------
                                                                        ------------   -----------   -----------   -----------
Earnings Per Share:
  Primary Earnings Per Share:
    Net Income Per Share..............................................  $      1.02
                                                                        ------------
                                                                        ------------
    Adjusted Shares Outstanding.......................................    1,047,000
                                                                        ------------
                                                                        ------------
  Fully Diluted Earnings Per Share:
    Net Income Per Share..............................................  $      0.84
                                                                        ------------
                                                                        ------------
    Adjusted Shares Outstanding.......................................    1,352,000
                                                                        ------------
                                                                        ------------


                                                                         PRO FORMA
                                                                         COMBINED
                                                                        -----------
Interest Income:
  Interest and Fees on Loans..........................................  $10,937,000
  Interest on Securities..............................................    3,360,000
  Interest on Federal Funds Sold......................................    1,883,000

                                                                        -----------
    Total Interest Income.............................................   16,180,000
                                                                        -----------
Interest Expense:
  Interest on Deposits................................................    6,971,000
  Interest on Notes Payable...........................................      222,000

                                                                        -----------
    Total Interest Expense............................................    7,193,000
                                                                        -----------
Net Interest Income...................................................    8,987,000
  Provision for Loan Losses...........................................      467,000
                                                                        -----------
Net Interest Income After Provision for Loan Losses...................    8,520,000
                                                                        -----------
Noninterest Income:
  Service Charges.....................................................    1,471,000
  Other Income........................................................      587,000
                                                                        -----------
    Total Noninterest Income..........................................    2,058,000
                                                                        -----------
Noninterest Expense:
  Salaries and Employee Benefits......................................    3,698,000
  Net Occupancy Expense...............................................      869,000
  Other Expenses......................................................    3,668,000
                                                                        -----------
    Total Noninterest Expenses........................................    8,235,000
                                                                        -----------
Income Before Federal Income Taxes....................................    2,343,000
  Federal Income Taxes................................................      823,000
                                                                        -----------
      Net Income......................................................  $ 1,520,000
                                                                        -----------
                                                                        -----------
Earnings Per Share:
  Primary Earnings Per Share:
    Net Income Per Share..............................................  $      1.10
                                                                        -----------
                                                                        -----------
    Adjusted Shares Outstanding.......................................    1,322,000
                                                                        -----------
                                                                        -----------
  Fully Diluted Earnings Per Share:
    Net Income Per Share..............................................  $      0.93
                                                                        -----------
                                                                        -----------
    Adjusted Shares Outstanding.......................................    1,627,000
                                                                        -----------
                                                                        -----------

------------------------------

(A) This adjustment represents interest income on federal funds sold that would have been lost as a result of the use of funds for the repayment of the existing $2,094,000 of Crown Park debt at an average federal funds rate of 5.94% for the year ended December 31, 1995.

(B) This adjustment represents interest income that would have been lost on the estimated cash payments to be made to the Crown Park shareholders ($7,010,000) in excess of the total net funds raised ($4,304,000) at 5.94%.

(C) This adjustment represents interest that would have been incurred on the additional $800,000 borrowed by the Company at prime plus 1% (9.80% for the year ended December 31, 1995).and injected into First State, N.A., Abilene.

(D) This adjustment represents interest that would have been incurred on the $500,000 in promissory notes that would have been issued to Crown Park shareholders in lieu of cash at the 26-week Treasury bill rate plus 2% (7.23% at December 1, 1996).

(E) This adjustment represents interest expense that would have been eliminated when the $1,094,000 owed to Crown Park's lender and the $1,000,000 owed to existing shareholders of Crown Park (average cost of 8.90% for the year ended December 31, 1995) are repaid.

(F) This adjustment represents savings that would have been achieved by elimination of duplication of job responsibilities.

(G) This adjustment represents the additional depreciation which would have been recorded as a result of the write-up of premises and equipment by $431,000 with an estimated remaining useful life of thirty (30) years.

(H) This adjustment represents the amortization of $2,432,000 in goodwill generated in the transaction over a period of 15 years.

(I) This adjustment represents savings that would have been achieved in the areas of accounting fees, directors fees, Comptroller assessments, insurance expense, etc.

(J) This adjustment represents the tax effect of the above adjustments with the exception of the goodwill amortization which is not tax deductible.

     (c)  Exhibits

          Exhibit No.    Document Description
          -----------    --------------------
           2.1           Agreement and Plan of Reorganization dated July 11,
                         1996, between the Company and Crown Park, and Agreement and Plan of Merger dated July 11, 1996, between Western
                         National and First State, N.A., Abilene (previously filed as Exhibit 1.1 to the Company's Current Report on Form 8-K dated July 22, 1996).

          23.1           Consent of Elaine McNair, Inc. (filed herewith)

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INDEPENDENT BANKSHARES, INC.



Date:  February 10, 1997               By:    /s/  Randal N. Crosswhite
                                           -----------------------------------
                                           Randal N. Crosswhite
                                           Senior Vice President and
                                           Chief Financial Officer

                                EXHIBIT INDEX

Exhibit No.    Document Description
-----------    --------------------

 2.1 Agreement and Plan of Reorganization dated July 11, 1996, between the Company and Crown Park, and Agreement and Plan of Merger dated July 11, 1996, between Western National and First State, N.A., Abilene (previously filed as Exhibit 1.1 to the Company's Current Report on Form 8-K dated July 22, 1996).

23.1           Consent of Elaine McNair, Inc. (filed herewith)